As filed with the Securities and Exchange Commission on April 29, 2009
Registration No. 333-135453
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE GOLDMAN SACHS GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4019460
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

85 Broad Street
New York, New York 10004
(212) 902-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kenneth L. Josselyn
The Goldman Sachs Group, Inc.
85 Broad Street
New York, New York 10004
(212) 902-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
John P. Mead
David B. Harms
Robert W. Reeder III
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3
(File No. 333-135453) is being filed by The Goldman Sachs Group, Inc. (the “Registration Statement”) for the purpose of (a) filing a prospectus relating to the resale from time to time by certain selling shareholders of the voting common stock, par value $0.01 per share, of The Goldman Sachs Group, Inc., which replaces, in its entirety, the prospectus dated June 29, 2006, and (b) filing additional exhibits to the Registration Statement. Other than Item 16 of Part II, no changes have been made to any other item in Part II of the Registration Statement. Accordingly, those unchanged Items have been omitted.

PROSPECTUS

3,125,565 Shares The Goldman Sachs Group, Inc. Common Stock

This prospectus relates to 3,125,565 shares of the common stock of The Goldman Sachs Group, Inc. that the selling shareholders may offer and sell from time to time in amounts, at prices and on terms that will be determined at the time of the offering. All of the selling shareholders received their common stock as distributions from limited partnerships that are or were affiliates of The Goldman Sachs Group, Inc. We will name the selling shareholders in the applicable prospectus supplement.

The Goldman Sachs Group, Inc. will not receive any proceeds from the offerings made pursuant to this prospectus.

You should carefully read this prospectus and any prospectus supplement, together with the documents incorporated by reference, before you invest in the common stock.

The common stock is listed on the New York Stock Exchange under the ticker symbol “GS”.

See “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended November 28, 2008, which is incorporated by reference herein, to read about factors you should consider before buying shares of the common stock.

The common stock is not an obligation of any of our bank or nonbank subsidiaries and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Goldman, Sachs & Co.

Prospectus dated April 29, 2009.

AVAILABLE INFORMATION

The Goldman Sachs Group, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of The Goldman Sachs Group, Inc., please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to any of the SEC filings referenced in the list below. Any information referred to in this way in this prospectus or the applicable prospectus supplement is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The Goldman Sachs Group, Inc. incorporates by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended November 28, 2008 (File No. 001-14965);

(2)	Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the fiscal year ended November 28, 2008, dated and filed March 27, 2009 (File No. 001-14965);

(3)	Current Report on Form 8-K, dated November 25, 2008 and filed on December 1, 2008 (File No. 001-14965);

(4)	Current Report on Form 8-K, dated December 15, 2008 and filed on December 16, 2008 (File No. 001-14965);

(5)	Current Report on Form 8-K, dated February 12, 2009 and filed on February 17, 2009 (File No. 001-14965);

(6)	Current Report on Form 8-K, dated and filed on April 13, 2009 (File No. 001-14965);

(7)	Current Report on Form 8-K, dated and filed on April 13, 2009 (File No. 001-14965); and

(8)	All documents filed by The Goldman Sachs Group, Inc. under Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering of securities under this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 85 Broad Street, New York, New York 10004, telephone (212) 902-0300.

When we refer to “Goldman Sachs” or the “Firm” in this prospectus, we mean The Goldman Sachs Group, Inc., together with its consolidated subsidiaries and affiliates. References to “The Goldman Sachs Group, Inc.”, “we”, “our” or “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries.

DESCRIPTION OF CAPITAL STOCK OF THE GOLDMAN SACHS GROUP, INC.

Pursuant to our restated certificate of incorporation, our authorized capital stock consists of 4,350,000,000 shares, each with a par value of $0.01 per share, of which:

•	150,000,000 shares are designated as preferred stock,

•	30,000 shares of which (designated as Floating Rate Non-Cumulative Preferred Stock, Series A) are issued and outstanding as of the date of this prospectus with a $25,000 liquidation preference per share,

•	32,000 shares of which (designated as 6.20% Non-Cumulative Preferred Stock, Series B) are issued and outstanding as of the date of this prospectus with a $25,000 liquidation preference per share,

•	8,000 shares of which (designated as Floating Rate Non-Cumulative Preferred Stock, Series C) are issued and outstanding as of the date of this prospectus with a $25,000 liquidation preference per share,

•	54,000 shares of which (designated as Floating Rate Non-Cumulative Preferred Stock, Series D) are issued and outstanding as of the date of this prospectus with a $25,000 liquidation preference per share,

•	50,000 shares of which (designated as 10% Cumulative Perpetual Preferred Stock, Series G) are issued and outstanding as of the date of this prospectus with a $100,000 liquidation preference per share,

•	10,000,000 shares of which (designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series H) (the “TARP Preferred Stock”) are issued and outstanding as of the date of this prospectus with a $1,000 liquidation preference per share,

•	4,000,000,000 shares are designated as common stock, 462,275,516 shares of which were outstanding as of March 31, 2009; and

•	200,000,000 shares are designated as nonvoting common stock, none of which are outstanding.

All outstanding shares of common stock are validly issued, fully paid and nonassessable.

Information regarding the shareholders’ agreement containing provisions relating to the voting and disposition of certain shares of common stock held by our participating managing directors is incorporated by reference into Part III, Item 12 of Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the fiscal year ended November 28, 2008, which is incorporated by reference into this prospectus.

Preferred Stock

Our authorized capital stock includes 150,000,000 shares of preferred stock. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of common stock and which could have certain anti-takeover effects.

Common Stock

Each holder of common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of shareholders. There are no cumulative voting rights. Accordingly, the holders of a plurality of the shares of common stock voting in a contested election of directors can elect all the directors if they choose to do so, subject to any voting rights of holders of preferred stock to elect directors. In an uncontested director election, a director must receive a majority of the votes cast for or against the director to be elected.

Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of common stock, together with the holders of the nonvoting common stock, are entitled to such dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors from legally available funds. Subject to the preferential rights of holders of any outstanding series of preferred stock, upon our liquidation, dissolution or winding-up and after payment of all prior claims, the holders of common stock, with the shares of the common stock and the nonvoting common stock being considered as a single class for this purpose, will be entitled to receive pro rata all our assets. Holders of common stock have no redemption or conversion rights or preemptive rights to purchase or subscribe for securities of The Goldman Sachs Group, Inc.

Prior to October 28, 2011, unless we have redeemed all of the TARP Preferred Stock or the U.S. Department of the Treasury (the “U.S. Treasury”) has transferred all of the TARP Preferred Stock, the consent of the U.S. Treasury will be required for us to, among other things, increase our common stock dividend above $0.35 per share or repurchase any shares of our common stock or other preferred stock except in limited circumstances.

Nonvoting Common Stock

The nonvoting common stock has the same rights and privileges as, ranks equally and shares proportionately with, and is identical in all respects as to all matters to, the common stock, except that the nonvoting common stock has no voting rights other than those voting rights required by law.

Shareholder Protection Rights

Our shareholder rights plan, which was put in place in connection with our initial public offering in 1999, expired on April 6, 2009.

Limitation of Liability and Indemnification Matters

Our charter provides that a director of The Goldman Sachs Group, Inc. will not be liable to The Goldman Sachs Group, Inc. or its shareholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the Delaware General Corporation Law. Our by-laws provide for indemnification, to the fullest extent permitted by law, of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director or officer of The Goldman Sachs Group, Inc., or is or was a director of a subsidiary of The Goldman Sachs Group, Inc., or is or was a member of the shareholders’ committee acting under the shareholders’ agreement or, at the request of The Goldman Sachs Group, Inc., serves or served as a director or officer of or in any other capacity for, or in relation to, any other enterprise, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the action, suit or proceeding. Our by-laws also provide that, to the extent authorized from time to time by our board of directors, The Goldman Sachs Group, Inc. may provide to any one or more employees and other agents of The Goldman Sachs Group, Inc. or any subsidiary or other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys’ fees, that are similar to the rights conferred by the by-laws on directors and officers of The Goldman Sachs Group, Inc. or any subsidiary or other enterprise.

Charter Provisions Approving Certain Actions

Our charter provides that our board of directors may determine to take the following actions, in its sole discretion, and The Goldman Sachs Group, Inc. and each shareholder of The Goldman Sachs Group, Inc. will, to the fullest extent permitted by law, be deemed to have approved and ratified, and waived any claim relating to, the taking of any of these actions:

•	causing The Goldman Sachs Group, Inc. to register with the SEC for resale shares of common stock held by our directors, employees and former directors and employees and our subsidiaries and affiliates and former partners and employees of The Goldman Sachs Group, L.P. and its subsidiaries and affiliates; and

•	making payments to, and other arrangements with, certain former limited partners of The Goldman Sachs Group, Inc., including managing directors who were profit participating limited partners, in order to compensate them for, or to prevent, significantly disproportionate adverse tax or other consequences arising out of our incorporation.

Section 203 of the Delaware General Corporation Law

The Goldman Sachs Group, Inc. is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between The Goldman Sachs Group, Inc. and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	prior to the stockholder becoming an interested stockholder, the board of directors of The Goldman Sachs Group, Inc. must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of The Goldman Sachs Group, Inc. outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

•	the business combination is approved by the board of directors of The Goldman Sachs Group, Inc. and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Our board of directors has adopted a resolution providing that the shareholders’ agreement will not create an “interested stockholder”.

Certain Anti-Takeover Matters

Our charter and by-laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Constituency Provision

In accordance with our charter, a director of The Goldman Sachs Group, Inc. may (but is not required to) in taking any action (including an action that may involve or relate to a change or potential change in control of The Goldman Sachs Group, Inc.), consider, among other things, the effects that The Goldman Sachs Group, Inc.’s actions may have on other interests or persons (including its employees, former partners of The Goldman Sachs Group, L.P. and the community) in addition to our shareholders.

Advance Notice Requirements

Our by-laws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of shareholders of The Goldman Sachs Group, Inc. These procedures provide that notice of such shareholder proposals must be timely given in writing to the Secretary of The Goldman Sachs Group, Inc. prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of The Goldman Sachs Group, Inc. not less than 90 days nor more than 120 days prior to the anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the by-laws.

No Ability of Shareholders to Call Special Meetings

Our charter and by-laws deny shareholders the right to call a special meeting of shareholders. Our charter and by-laws provide that special meetings of the shareholders may be called only by a majority of the board of directors.

No Written Consent of Shareholders

Our charter requires all shareholder actions to be taken by a vote of the shareholders at an annual or special meeting, and does not permit our shareholders to act by written consent without a meeting.

Majority Vote Needed for Shareholder Proposals

Our by-laws require that any shareholder proposal be approved by a majority of all of the outstanding shares of common stock and not by only a majority of the shares present at the meeting and entitled to vote. This requirement may make it more difficult to approve shareholder resolutions.

Amendment of By-Laws and Charter

Our charter requires the approval of not less than 80% of the voting power of all outstanding shares of The Goldman Sachs Group, Inc.’s capital stock entitled to vote to amend any by-law by shareholder action or the charter provisions described in this section. Those provisions make it more difficult to dilute the anti-takeover effects of our by-laws and our charter.

Blank Check Preferred Stock

Our charter provides for 150,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of Goldman Sachs by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of Goldman Sachs, the board of directors could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent shareholder or shareholder group. In this regard, the charter grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control of Goldman Sachs.

Listing

The common stock of The Goldman Sachs Group, Inc. is listed on the NYSE under the ticker symbol “GS”.

Transfer Agent

The transfer agent for the common stock is Mellon Investor Services LLC.

USE OF PROCEEDS

The selling shareholders will receive all of the net proceeds from the sale of the shares of common stock offered by this prospectus. We will not receive any proceeds from an offering contemplated by this prospectus.

SELLING SHAREHOLDERS

All the shares of common stock to be offered by this prospectus and the applicable prospectus supplement will be offered by a number of shareholders that we refer to as the “Selling Shareholders”. Each Selling Shareholder is, or was, a limited partner in one of the Goldman Sachs Exchange Place Funds (each, a “Fund”). The shares of common stock to be offered by this prospectus and the applicable prospectus supplement will be distributed by the Fund to be named in the applicable prospectus supplement to the Selling Shareholders pursuant to that Fund’s limited partnership agreement and will be registered for resale pursuant to the terms of an agreement between The Goldman Sachs Group, Inc. and that Fund.

Some of the Selling Shareholders include current and former employees of The Goldman Sachs Group, Inc. and its subsidiaries and affiliates and former partners and employees of The Goldman Sachs Group, L.P. and its subsidiaries and affiliates. We operated as The Goldman Sachs Group, L.P., a Delaware limited partnership, before converting to The Goldman Sachs Group, Inc. in connection with our initial public offering on May 7, 1999.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus may be sold from time to time by the Selling Shareholders (or by their pledgees, donees, transferees or other successors in interest) directly or, alternatively, through broker-dealers acting as underwriters, dealers or agents. The shares of common stock may be sold on the New York Stock Exchange, in the over-the-counter market or otherwise, in one or more transactions at fixed prices (which may be changed), at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.

Sales of shares of common stock may only be made by one or more, or a combination, of the following methods:

•	a block trade in which a Selling Shareholder’s broker-dealer will attempt to sell the shares as agent, but may resell all or a portion of the block as a principal to facilitate the transaction;

•	a broker-dealer may purchase the common stock as a principal and then resell the common stock for its own account;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; or

•	underwritten offerings through Goldman, Sachs & Co.

Any Selling Shareholder may select broker-dealers — including Goldman, Sachs & Co. or any of our other affiliates — to sell its shares. Broker-dealers that any Selling Shareholder engages may arrange for other broker-dealers to participate in selling the shares. The Selling Shareholder may give these broker-dealers commissions, discounts or other concessions in amounts to be negotiated at the time of sale. In connection with these sales and except as disclosed in the next paragraph, the participating broker-dealers, as well as the Selling Shareholders (and certain pledgees, donees, transferees and other successors in interest), may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933 (the “Securities Act”) in connection with the sales of the shares. Accordingly, any commission, discount or other concession received by them and any profit on the resale of the shares received by them may be deemed to be “underwriting discounts or commissions” under the Securities Act.

Any of the shares of common stock held by any Selling Shareholder that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. If any Selling Shareholder sells pursuant to Rule 144, it will not be deemed to be an “underwriter” under the Securities Act with respect to those sales.

We have entered into a registration rights agreement with each of the Funds. Under each of the registration rights agreements, we have agreed to pay all expenses of the registration of the shares of common stock and to indemnify the Selling Shareholders who were limited partners in the related Fund and any broker-dealer participating in the sale of the common stock against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that those Selling Shareholders or participating broker-dealers may be required to make.

The participating broker-dealers, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, The Goldman Sachs Group, Inc. and its subsidiaries in the ordinary course of business.

Goldman, Sachs & Co. is a subsidiary of The Goldman Sachs Group, Inc. National Association of Securities Dealers, Inc. Rule 2720 imposes certain requirements when a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), such as Goldman, Sachs & Co., distributes an affiliated company’s securities. Goldman, Sachs & Co. has advised The Goldman Sachs Group, Inc. that each particular offering of shares in which it participates will comply with the applicable requirements of Rule 2720 and its successor FINRA rule.

Neither Goldman, Sachs & Co. nor any other FINRA member is permitted to sell shares in an offering to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

Because Goldman, Sachs & Co. is a member of the NYSE and because of its relationship to The Goldman Sachs Group, Inc., it is not permitted under the rules of the NYSE to make markets in or recommendations regarding the purchase or sale of the common stock.

VALIDITY OF THE COMMON STOCK

In connection with particular offerings of the shares of our common stock in the future, and if stated in the applicable prospectus supplements, the validity of those shares may be passed upon for The Goldman Sachs Group, Inc. by Sullivan & Cromwell LLP, New York, New York and for any underwriters, dealers or agents by Sullivan & Cromwell LLP or other counsel named in the applicable prospectus supplement.

Sullivan & Cromwell LLP has in the past represented and continues to represent Goldman Sachs on a regular basis and in a variety of matters, including offerings of our common stock, preferred stock and debt securities. Sullivan & Cromwell LLP also performed services for The Goldman Sachs Group, Inc. in connection with the offering of the shares described in this prospectus.

EXPERTS

The financial statements of Goldman Sachs incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended November 28, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical income statement, balance sheet and common share data set forth in “Selected Financial Data” for each of the five fiscal years in the period ended November 28, 2008 incorporated by reference in this prospectus have been so incorporated in reliance on the report of

PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE
SECURITIES LITIGATION REFORM ACT OF 1995

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended November 28, 2008, which is incorporated in this prospectus by reference (and in any of our annual reports for a subsequent fiscal year that are so incorporated). See “Available Information” above for information about how to obtain a copy of this annual report.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely upon any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

3,125,565 Shares

The Goldman Sachs
Group, Inc.

Common Stock

Goldman, Sachs & Co.

PART II

Information Not Required in Prospectus

Item 16.	Exhibits

Exhibit
Number	Description of Document

2.1	Amended and Restated Plan of Incorporation (incorporated by reference to Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1, filed on April 30, 1999 (File No 333-74449)).
4.1	Specimen certificate representing Common Stock of The Goldman Sachs Group, Inc. (incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 3 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3, filed on April 6, 2009 (File No. 333-154173)).
4.2	Restated Certificate of Incorporation of The Goldman Sachs Group, Inc. (incorporated by reference to Exhibit 3.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008 (File No. 001-14965)).
4.3	Amended and Restated By-Laws of The Goldman Sachs Group, Inc. (incorporated by reference to Exhibit 3.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K, filed December 12, 2006 (File No. 001-14965)).
4.4	Form of Registration Rights Agreement.(1)
5.1	Opinion of Sullivan & Cromwell LLP.(1)
23.1	Consent of PricewaterhouseCoopers LLP.(1)
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).(1)
24.1	Power of attorney.(2)

(1)	Filed herewith.

(2)	Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-135453) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 29th day of April, 2009.

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ David A. Viniar
Name:   David A. Viniar

Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-135453) has been signed by the following persons in the capacities indicated on the 29th day of April, 2009.

Title	Signature

Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	/s/	Lloyd C. Blankfein*

Lloyd C. Blankfein

Director, President and Chief Operating Officer	/s/	Gary D. Cohn*

Gary D. Cohn

Director	/s/	John H. Bryan*

John H. Bryan

Director	/s/	Claes DAHLBÄCK*

Claes Dahlbäck

Director	/s/	Stephen Friedman*

Stephen Friedman

Director	/s/	William W. George*

William W. George

Director

Rajat K. Gupta

Director	/s/	James A. Johnson*

James A. Johnson

Director	/s/	Lois D. Juliber*

Lois D. Juliber

Director

Lakshmi N. Mittal

Director	/s/	Ruth J. Simmons*

Ruth J. Simmons

Chief Financial Officer (Principal Financial Officer)	/s/	David A. Viniar

David A. Viniar

Principal Accounting Officer	/s/	Sarah E. Smith*

Sarah E. Smith

*By:	/s/ David A. Viniar
Name: David A. Viniar
Title:    Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

2.1	Amended and Restated Plan of Incorporation (incorporated by reference to Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1, filed on April, 30 1999 (File No. 333-74449)).
4.1	Specimen of certificate representing Common Stock of The Goldman Sachs Group, Inc. (incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 3 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3, filed on April 6, 2009 (File No. 333-154173)).
4.2	Restated Certificate of Incorporation of The Goldman Sachs Group, Inc. (incorporated by reference to Exhibit 3.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008 (File No. 001-14965)).
4.3	Amended and Restated By-Laws of The Goldman Sachs Group, Inc. (incorporated by reference to Exhibit 3.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K, filed December 12, 2006 (File No. 001-14965)).
4.4	Form of Registration Rights Agreement.(1)
5.1	Opinion of Sullivan & Cromwell LLP.(1)
23.1	Consent of PricewaterhouseCoopers LLP.(1)
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).(1)
24.1	Power of attorney.(2)

(1)	Filed herewith.

(2)	Previously filed.